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                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                 ___________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  May 1, 2002
               Date of Report (Date of earliest event reported)

                       SIZELER PROPERTY INVESTORS, INC.
            (Exact Name of Registrant as Specified in its Charter)



        MARYLAND                   1-9349                    72-1082589
(State of Incorporation)  (Commission File Number)  (IRS Employer Identification
                                                               Number)


                            2542 WILLIAMS BOULEVARD
                            KENNER, LOUISIANA 70062
   (Address, including zip code, of Registrant's Principal Executive Office)

                                (504) 471-6200
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address if changed since last report)

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Item 5.  Other Events.

     On May 1, 2002, Sizeler Property Investors, Inc. (the "Company") announced that it completed the exchange offer for its outstanding 8% convertible subordinated debentures due July 15, 2003 (the "Old Debentures"). The Company accepted tenders from holders of a total of $28,067,000 in aggregate principal amount of Old Debentures and issued $27,299,000 in aggregate principal amount of 9.0% convertible subordinated debentures due July 15, 2009 and 30,720 share of 9.75% Series B cumulative redeemable preferred stock.

Item 7. Financial Statements and Exhibits.

        The following documents are filed as exhibits to this Current Report:

4.1 Indenture dated as of May 2, 2002 for the Company's of 9.0% convertible subordinated debentures due July 15, 2009 between the Company and J.P. Morgan Trust Company, National Association, as Trustee (filed herewith).

4.2 Articles Supplementary of the Company relating to the 9.75% Series B cumulative redeemable preferred stock of the Company as filed with the Maryland Department of Assessments and Taxation (filed herewith).

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SIZELER PROPERTY INVESTORS, INC.


                                             By: /s/ Robert A. Whelan
                                                ---------------------
                                                 Robert A. Whelan
                                                 Chief Financial Officer

Dated: May 7, 2002

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